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                                   Exhibit 4.2

       Ambient Corporation 2002 Non-Employee Directors' Stock Option Plan

     1. Purpose. The Ambient Corporation 2002 Non-Employee Directors Stock Option Plan (the "Plan") is designed to aid Ambient Corporation, a Delaware corporation (the "Company"), in retaining and attracting non-employee directors (directors who are not employees of the Company or of any corporation, partnership, joint venture or other business entity of which fifty percent (50%) or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company) of exceptional ability by enabling such non-employee directors to purchase a proprietary interest in the Company, thereby stimulating in such individuals an increased desire to render greater services that will contribute to the continued growth and success of the Company.

     2. Amount and Source of Stock. The total number of shares of the Company's common stock, $.001 par value per share (the "Stock"), which may be the subject of options granted pursuant to the Plan shall not exceed 2,000,000, subject to adjustment as provided in paragraph 10. Such Stock may be reserved or made available from the Company's authorized and unissued Stock or from Stock reacquired and held in the Company's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full for any reason, then the Stock subject to such option shall be added to the Stock otherwise available for issuance pursuant to the exercise of options under the Plan.

     3. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, if determined by the Board, a committee selected by the Board and comprised solely of two or more members of the Board, who are "Non-Employee Directors" as that term is defined in Rule 16b-3(b)(3) (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended. The corporate body administering the Plan is hereinafter referred to as the "Administrative Body." The Administrative Body shall have all the powers vested in it by the terms of the Plan. Such powers include the authority to select the participants who will receive options under the Plan, to prescribe the form of the individual option agreements, to grant options under the Plan, to fix the vesting and other terms of each option grant, to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Administrative Body in the administration of the Plan shall be final and conclusive.

     4. Option Grants.

     (a) Each non-employee director shall be eligible to receive grants of options at such time or times and for such number of shares of Stock as the Administrative Body, in its discretion, shall determine. The date on which an option is granted under this subparagraph to a specified individual shall constitute the date of grant of such option (the "Date of Grant").

     (b) The terms relating to the vesting of the option shall be fixed by the Administrative Body at the time of the grant of the option.

     5. Option Price. The exercise price of the Stock purchasable under any option granted pursuant to the Plan shall be equal to the Fair Market Value of a share of Stock on the Date of Grant. For purposes of the Plan, the "Fair Market Value" of a share of Stock shall mean (i) if the Stock is traded on a national securities exchange or on the NASDAQ National Market System ("NMS"), the per share closing price of the Stock on the principal securities exchange on which they are listed or on NMS, as the case may be, on the Date of Grant (or if there is no closing price for such Date of Grant, then the last preceding business day on which there was a closing price); or (ii) if the Stock is traded on the over-the-counter market and quotations are published on the NASDAQ quotations system (but not on NMS), the per share closing bid price of the Stock on the Date of Grant as reported by NASDAQ (or if there is no closing bid


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price for such Date of Grant, then the last preceding business day on which there was a closing bid price); or (iii) if the Stock is traded on the over-the-counter market but bid quotations are not published on NASDAQ, the closing bid price per share for the Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Stock; or (iv) if the Stock is not traded on a securities exchange or the over-the-counter market, the valuation accorded to each share of Stock by the Administrative Body.

     6. Term of Option.

     (a) Unless earlier terminated pursuant to the other provisions herein, the option hereby granted shall terminate at the close of business on the date six
(6) years from the Date of Grant (the "Expiration Date").

     (b) If the non-employee director is removed as a director of the Company for cause (as determined in accordance with applicable law) by the stockholders of the Company, the unexercised portion of the option will terminate simultaneously with the non-employee director's removal as a director.

     (c) If a non-employee director ceases to be a director of the Company on account of his or her death or disability, then the option may be exercised at any time prior to the earlier of the Expiration Date and 24 months after the date that the non-employee director ceases to be a director of the Company, and any part of the option which is not so exercised within such period shall thereupon terminate.

     (d) If a non-employee director ceases to be a director of the Company for any reason (other than cause, death or disability), then the option may be exercised at any time prior to the earlier of the Expiration Date and 12 months after the date that the non-employee director ceases to be a director of the Company, and any part of the option which is not so exercised within such period shall thereupon terminate.

     (e) No option granted hereunder shall be exercisable unless and until the non-employee director has entered into an individual option agreement with the Company that shall set forth the terms and conditions of such option. Each such agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be made available for inspection by the optionee during normal business hours at the principal office of the Company), and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

     7. Exercise of Options. An option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the option, has been delivered or transmitted by registered or certified mail to the Secretary (or such other officer as is specified in the individual option agreement) of the Company at its then principal office. Such notice shall specify the number of shares of Stock for which the option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in subparagraph 11(b), and (ii) payment of the aggregate option price. The Administrative Body shall determine whether the exercise price for an option shall be paid in cash, by the surrender at Fair Market Value of Stock (held for at least six (6) months), by any combination of cash and shares of Stock, including, without limitation, cash, Stock or other property (including notes or other contractual obligations of non-employee directors to make payment on a deferred basis), the means or methods of payment, including through "cashless exercise" arrangements, to the extent permitted by applicable law, and the methods by which, or the time or times at which, Stock will be delivered or deemed to be delivered to non-employee directors upon the exercise of such option. Delivery of such notice shall constitute an irrevocable election to purchase the Stock specified in such notice, and the date on which the Company receives the last of such notice, documentation and the aggregate option exercise price for all of the Stock covered by the notice shall, subject to the provisions of paragraph 11 hereof, be the date as of which the Stock so purchased shall be deemed to have


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been issued. The person entitled to exercise the option shall not have the right or status as a holder of the Stock to which such exercise relates prior to receipt by the Company of the payment, notice and documentation expressly referred to in this paragraph 7.

     8. Right of the Company to Terminate Services of a Non-Employee Director. Nothing contained herein or in any individual option agreement shall be construed to confer on any non-employee director any right to continue as a director of the Company or derogate from any right of the Company, the Board or the stockholders of the Company to remove or not renominate such non-employee director as a director of the Company, with or without cause.

     9. Non-transferability of Options. No option granted under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such non-employee director to, any party, other than the Company, or assigned or transferred by such non-employee director otherwise than by will or the laws of descent and distribution, and such option shall be exercisable during the lifetime of the non-employee director only by the non-employee director or his or her guardian or legal representative. Notwithstanding the foregoing, the Administrative Body may, in its discretion, provide that an option of a non-employee director granted pursuant to the Plan be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Administrative Body may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a non-employee director may, in the manner established by the Administrative Body, designate a beneficiary (which may be a person or a trust) to exercise the rights of the non-employee director, and to receive any distribution, with respect to any option upon the death of the non-employee director. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any non-employee director shall be subject to all terms and conditions of the Plan and any individual option agreement applicable to such non-employee director, except as otherwise determined by the Administrative Body, and to any additional restrictions deemed necessary or appropriate by the Administrative Body.

     10. Adjustments Upon Certain Events. In the event that the Administrative Body shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of non-employee directors under the Plan, then the Administrative Body shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock that may thereafter be issued in connection with options, (ii) the number and kind of shares of Stock issuable in respect of outstanding options, (iii) the aggregate number and kind of shares of Stock available under the Plan, and (iv) the exercise price, grant price, or purchase price relating to any option or, if deemed appropriate, make provision for a cash payment with respect to any outstanding option.

     11. General Restrictions.

     (a) No option granted hereunder shall be exercisable if the Company shall at any time determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Stock otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (i) or clause (ii) above, the exercisability of such options shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.


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     (b) The Administrative Body may require, as a condition to the right to exercise an option, that the Company receive from the non-employee director holding the option, at the time of any such exercise, representations, warranties and agreements to the effect that the Stock is being purchased by the non-employee director for investment only and without any present intention to sell or otherwise distribute such Stock and that the non-employee director will not dispose of such Stock in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such Stock shall bear appropriate legends summarizing such restrictions on the disposition thereof.

     12. Changes to the Plan.

     (a) The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Administrative Body's authority to grant options under the Plan without the consent of the Company's stockholders or non-employee directors, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any Federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected non-employee director, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such non-employee director under any option theretofore granted and any individual option agreement relating thereto. Subject to applicable law, the Administrative Body may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any option theretofore granted and any individual option agreement relating thereto; provided, however, that without the consent of an affected non-employee director, no such amendment, alteration, suspension, discontinuation, or termination of any option may materially and adversely affect the rights of such non-employee director under such option.

     (b) The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option in the manner and to the extent it shall deem desirable to carry the Plan into effect.

     13. Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on December 31, 2012, and no options under the Plan shall thereafter be granted.

     14. Fractional Shares. The Company will not be required to issue any fractional shares of Stock pursuant to the Plan. The Administrative Body may provide for the elimination of fractions and for the settlement of fractions in cash.

     15. Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Administrative Body may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Administrative Body alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected non-employee director, any other non-employee director, any employee, the Company, any stockholder or any other person.

     16. Adoption of the Plan and Effective Date. The Plan shall be adopted by the requisite vote of the stockholders of the Company and shall be effective as of such date.


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